VORTEX NETWORK LLC

Financial Statements
(With Independent Auditor's Report Thereon)
For the Year Ended March 31, 2018

TABLE OF CONTENTS

Page
Independent Auditor's Report	3-4
Financial Statements
Balance Sheet	5
Statement of Income	6
Statement of Changes in Stockholders' Equity	7
Statement of Cash Flows	8
Notes to Financial Statements	9-12

# CommunityCPA.com

*Audit, Tax, Accounting, and Business Consultation*

3816 Ingersoll Avenue
Des Moines, Iowa 50312
Office: (515) 288-3188
Fax: (515) 271-8889

447 Highway 1 West
Iowa City, IA 52246
Office: (319) 208-3712
Fax: (515) 271-8889

Independent Auditor's Report

To the Board of Directors and Stockholders of VORTEX NETWORK LLC
Des Moines, IA

We have audited the accompanying financial statements of VORTEX NETWORK LLC., a domestic limited liability company, which comprise the balance sheet as of March 31, 2018, and the related statements of income, changes in stockholders' equity, cash flows for the period from inception August 30, 2017 to March 31, 2018, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VORTEX NETWORK LLC. as of March 31, 2018, and the results of its operations and its cash flows for the initial period then ended in accordance with accounting principles generally accepted in the United States of America.

Community CPA & Associates, Inc.
Des Moines, Iowa
June 29, 2018

VORTEX NETWORK LLC
Balance Sheet
As of March 31, 2018

Assets
Current Assets
Cash and Cash Equivalents	308,387
Total Current Assets	308,387

Property, Plant and Equipment
Furniture and Fixture	10,091
Data Power Facility - In Progress	744,397
Data Power Facility - Completed	400,000
Total Property and Equipment	1,154,488
Less Accumulated Depreciation	-
Net Property, Plant and Equipment	1,154,488

Non-Current Assets
Deferred Tax Assets	39,360
Total Non-Current Assets	39,360

Total Assets	1,502,235

Liabilities and Stockholders' Equity
Current Liabilities
Accrued Compensation	129,808
Account Payable	744,397
Payroll Tax Liability	14,989
Total Current Liabilities	889,194

Shareholder's Equity
Opening Balance Equity	1,000
Owner's Investment	750,018
Accumulated Deficit	(137,977)
Total Stockholders' Equity	613,041

Total Liabilities and Stockholders' Equity	$1,502,235

See Independent Auditor's Report and Notes to Financial Statements

VORTEX NETWORK LLC
Income Statement
For the Year Ended March 31, 2018

Revenue	$-

Operating Expenses
Payroll Expenses	154,797
General and Administrative Expenses	22,540
Total Operating Expenses	177,337

Loss from Operations	(177,337)

Income Tax Expenses	(39,360)

Net Gain (Loss)	$(137,977)

See Independent Auditor's Report and Notes to Financial Statements

VORTEX NETWORK LLC
Statement of Stockholders' Equity
For the Year Ended March 31, 2018

	Capital Stock	Accumulated Deficit	Total
Beginning Equity - August 30, 2017	$1,000	-	$1,000
Stockholders' Investment	750,018	-	750,018
Net Gain (Loss)	-	(137,977)	(137,977)
Balance - March 31, 2018	$751,018	(137,977)	$613,041

See Independent Auditor's Report and Notes to Financial Statements

VORTEX NETWORK LLC
Statement of Cash Flows
For the Year Ended March 31, 2018

Cash Flows from Operating Activities
Net Gain (Loss)	$(137,977)
Adjustments to Reconcile Net Gain (Loss) to Net Cash Flows - Operating Activities
Depreciation	-
Changes in Operating Assets and Liabilitties Accrued Compensation	129,808
Account Payable	744,397
Payroll Tax Liability	14,989
Deferred Income Tax Expenses	(39,360)
Total Adjustments	849,834
Net Cash Provided by (Used in) Operating Activities	711,857

Cash Flows from Investing Activities
Property, Plant & Equipment	(1,154,488)
Net Cash Provided by (Used in) Investing Activities	(1,154,488)

Cash Flows from Financing Activities
Opening Balance Equity	1,000
Stockholders' Investment	750,018
Net Cash Provided by (Used in) Financing Activities	751,018

Net Increase (Decrease) in Cash and Cash Equivalents	308,387
Cash and Cash Equivalents at Beginning of Year	-
Cash and Cash Equivalents at End of Year	$308,387

See Independent Auditor's Report and Notes to Financial Statements

VORTEX NETWORK LLC
Notes to Financial Statements
For the Year Ended March 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

VORTEX NETWORK LLC (the "Company") was incorporated in the state of Iowa on August 30, 2017. The Company is a private held company with more than one members at the time of formation. The Company is an Iowa-based crypto assets holdings company currently engaged in cryptocurrency mining. In addition to its mining operation the company has diverse interests spanning the entire breadth of the crypto universe, in both the software and hardware spheres.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The financial statements of the VORTEX NETWORK LLC have been prepared in accordance with principles generally accepted in the United States of America. In the current fiscal year, the Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.
Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could differ from those assumptions and estimates.
Cash and Cash Equivalents
For Purposes of reporting cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents
Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset and costs of bringing the asset to working condition for its intended use. Dismantlement, removal or restoration costs are included as part of the cost of asset if the obligation for dismantlement, removal or restoration costs is incurred as a consequence of acquiring or using the asset. Expenditure for additions, improvements and renewals are capitalized and expenditure for maintenance and repairs are charged to expenditure. The cost of replacing part of an item of property, plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Group and its cost can be measured reliably. The costs of the day-to-day servicing of property, plant and equipment are recognized in income or expenditure as incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset is included in income or expenditure in the year the asset is derecognized.

VORTEX NETWORK LLC
Notes to Financial Statements
For the Year Ended March 31, 2018

Land is not depreciated. Depreciation of other property, plant and equipment is calculated on the straight- line basis to write off the cost less residual value of the assets over their estimated useful lives as follows:

Asset Class	Estimated Useful Lives (In Years)
Buildings	39
Power Plan Equipment	7
Furniture and Fixture	7
Computers	5
Land	0

Depreciation methods, useful lives and residual values are reviewed, and adjusted as appropriate, at each financial year-end. The effects of any revision are recognized in income or expenditure when the changes arise.

The Company is in the process of building the power plant. The total cost of the equipment is $1,144,397 and on March 31, 2018 the Company completed the first section of the building and $400,000 was paid. Depreciation for fiscal year 2017 is $0 as the data power facility and furniture were not yet placed in service as of March 31, 2018.
Revenue Recognition
Revenue on contracts is recognized on a percentage of completion basis measured by the cost to cost method. Under this method, revenue earned in a period is based on the ratio of costs incurred to date to the total estimated costs of the contracts. Final Contract settlements may result in revision to costs and income and are recognized in the period in which revisions are determined.
Uncertain Tax Positions
When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the positions taken or the amount of the position that would ultimately be sustained. The benefit of tax position is recognized in the financial statement in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including resolution of appeals or litigation process, if any. As of and for the year ended March 31, 2018, the company had no uncertain tax positions that were required to be recorded as a liability.
Intangible Assets
An intangible asset is an asset that is not physical in nature. Goodwill, brand recognition, and intellectual property, such as patents, trademarks, and copyrights, are all intangible assets. Businesses can create or acquire intangible assets. However, intangible assets created by the Company do not show up on the balance sheet and have no recorded book value. The Company has valuated its Intangible Assets to be
$14,000,000 as of March 31, 2018. Intangible assets only show up on the balance sheet if they have been acquired and the buyer paid for the value of the intangible assets.

VORTEX NETWORK LLC
Notes to Financial Statements
For the Year Ended March 31, 2018

Concentrations of Credit Risk
We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash. As of March 31, 2018, the Company's cash balance was $308,387 which exceeds the FDIC limit.
Income Taxes
The Company has elected to be taxed as C-Corp with its first fiscal year ends on March 31, 2018. As C Corporation, the Company's taxable income or loss is calculated based on US Corporation tax rate.

The Company recognizes deferred income tax assets on carried forward tax losses and other temporary differences to the extent there are sufficient estimated future taxable profits and/or taxable temporary differences against which the tax losses can be utilized and that the Company is able to satisfy the continuing ownership test. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits. The unrecognized tax losses and the carrying values of deferred tax assets recognized of the Company at March 31, 2018 is disclosed in Notes 3.

NOTE 3 – DEFERRED TAX ASSETS

At the balance sheet date, the Company has un-utilized tax losses of $177,337 that is available for carry forward to offset against future taxable income, subject to the agreement of the tax authorities and compliance with the relevant provisions of the Income Tax Act. The Company has recognized deferred tax assets in respect of the current year loss, on the basis that there are sufficient estimated future taxable profits and taxable temporary differences against which the tax benefits can be utilized, based on the management projection of the reverse takeover.

As of March 31, 2018, the deferred tax assets are estimated as $39,360. The $39,360 deferred tax assets are calculated as follows:

Deferred Tax Assets	Amount ($)
Temporary Difference from Property, Plant and Equipment	2,119
Carry Forward Net Operating Loss	37,241

NOTE 4 – TAX ENTITY ELECTION

Pursuant to the entity classification rules, a domestic limited liability company that has more than one member will default to a partnership. Thus, a limited liability company with multiple owners can either accept its default classification as a partnership, or file Form 8832 to elect to be classified as an association taxable as a corporation. On August 30, 2017, the Company has elected to be treated as a corporation with its first fiscal year ending on March 31, 2018.

VORTEX NETWORK LLC
Notes to Financial Statements
For the Year Ended March 31, 2018

NOTE 5 – ACCRUED LIABILITIES

As of March 31, 2018, the Company has $889,194 in current liabilities; of which $129,808 are accrued officer compensation, $14,989 are payroll tax liability and the amount of $744,397 payable for the data power facility.

The $129,808 accrued officer compensation consists of $87,500 of Craig Bergman, the chief executive officer's accrued compensation and $42,308 of Devon Shaw, the chief technical officer's accrued compensation as of March 31, 2018.

NOTE 6 – SUBSEQUENT EVENTS

The financial statements for the year ended March 31, 2018 were available to be issued on June 29, 2018.

The Company is in the process of complete a reverse takeover or reverse merger with UA Granite Corporation. A reverse IPO is the acquisition of a public company by a private company.